UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 7, 2006
THE CLOROX COMPANY
(Exact name of registrant as specified in its charter)
Delaware
(State or other
jurisdiction of
incorporation or
organization)

1-07151 (Commission File Number)	31-0595760 (I.R.S. Employer Identification No.)
1221 Broadway, Oakland, California 94612-1888
(Address of principal executive offices)     (Zip code)
(510) 271-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)
☐ Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     On March 7, 2006, The Clorox Company (the “Company”) announced that the Board of Directors (the “Board”) of the Company named Robert W. Matschullat as interim chairman and interim chief executive officer. The appointment is effective immediately and follows the hospitalization of chairman and chief executive officer Jerry Johnston. In connection with his appointment as interim chairman and interim chief executive officer, Mr. Matschullat stepped down from his role as presiding director and as a member of the audit committee and chair of the nominating and governance committee. The Board appointed current director Gary G. Michael as interim presiding director and current director Daniel Boggan, Jr. as interim chair of the nominating and governance committee to fill the vacancies temporarily created by Mr. Matschullat’s appointment as interim chairman and interim chief executive officer.
     At this time, the terms of Mr. Matschullat’s interim employment arrangement with the Company have not been determined. The Company will file an amendment to this Form 8-K when such arrangement has been determined.
     A copy of the press release announcing the appointment of Mr. Matschullat is filed hereto as Exhibit 99.1 and is incorporated herein in its entirety.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits

Exhibit	Description
99.1	Press release dated March 7, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CLOROX COMPANY
Date: March 7, 2006	By:	/s/ Laura Stein
Laura Stein
Senior Vice President – General Counsel & Secretary

THE CLOROX COMPANY
FORM 8-K
INDEX TO EXHIBITS

Exhibit	Description
99.1	Press release dated March 7, 2006